As filed with the Securities and Exchange Commission on November 17, 2003

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Advanced Energy Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-0846841 (I.R.S. Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado 80525
(Address, including zip code, of principal executive offices)

Michael El-Hillow
Executive Vice President and Chief Financial Officer
Advanced Energy Industries, Inc.
1625 Sharp Point Drive
Fort Collins, Colorado 80525
970-221-4670
(Name, address including zip code, and telephone number, including area code, of agent for service)

Copy to:
Carissa C. W. Coze
Hogan & Hartson LLP
2049 Century Park East, Suite 700
Los Angeles, CA 90067
310-551-6655

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [   ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [  ]

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of securities to be	Amount to be	offering price	aggregate offering	registration fee
registered	registered (1)(2)(4)	per unit or share (2)	price (1)(2)(3)	(3)

Common Stock, $0.001 par value Debt Securities

Total:		100%	$250,000,000	$20,225.00

(1)	An indeterminate aggregate principal amount or number of securities is being registered as may from time to time be issued at indeterminate prices with an aggregate initial offering price not to exceed $250,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $250,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The aggregate amount of common stock registered hereunder is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act of 1933.

(2)	The proposed maximum aggregate offering price per class of security and per unit or share will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II D of Form S-3 under the Securities Act of 1933.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933.

(4)	In addition to the securities issued directly under this registration statement, we are registering an indeterminate number of shares of common stock as may be issued upon conversion or exchange of the securities issued directly under this registration statement. No separate consideration will be received for any shares of common stock so issued upon conversion or exchange.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

SUBJECT TO COMPLETION, DATED NOVEMBER 14, 2003

ADVANCED ENERGY INDUSTRIES, INC.

$250,000,000
Common Stock
Debt Securities

     This prospectus relates to common stock and debt securities that we may sell from time to time, in one or more offerings, for aggregate proceeds of up to $250,000,000. We may offer the securities in one or more series, in amounts, at prices and on terms determined at the time of offering. We will provide specific terms of the securities we actually offer for sale in supplements to this prospectus.

     You should read this prospectus, the documents incorporated by reference and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

     Our common stock is listed on the Nasdaq National Market under the symbol “AEIS.” The closing price of our common stock on the Nasdaq National Market was $29.74 per share on November 12, 2003. The debt securities are not currently publicly traded.

     We may sell the securities directly to you, through agents we select, through underwriters we select or through a combination of these methods. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The net proceeds we expect to receive from these sales will also be included in a prospectus supplement.

     Investing in our securities involves a high degree of risk. See “Risk Factors” on page 3.

     Neither the Securities and Exchange Commission nor state securities regulators have approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 14, 2003

ABOUT THIS PROSPECTUS
ABOUT ADVANCED ENERGY INDUSTRIES, INC.
RISK FACTORS
SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF DEBT SECURITIES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
EX-4.1 Form of Indenture
EX-5.1 Opinion and Consent of Hogan & Hartson LLP
EX-12.1 Statement re Computation of Ratios
EX-23.1 Consent of KPMG LLP

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under the shelf process, we may sell any combination of the securities described in this prospectus, in one or more offerings, for aggregate proceeds of up to $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities using this prospectus, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus before making an investment decision. See “Where You Can Find More Information” for more information.

     You should rely only on the information contained or incorporated by reference in this prospectus or the applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus.

     Unless the context otherwise requires, in this prospectus, “Advanced Energy,” “the Company,” “we,” “us” and “our” refer to Advanced Energy Industries, Inc. and its subsidiaries.

ABOUT ADVANCED ENERGY INDUSTRIES, INC.

     We design, manufacture and support a group of key components and subsystems for vacuum process systems. Our primary products are complex power conversion and control systems. Our products also control the flow of gasses into the process chamber and provide thermal control and sensing within the chamber.

     Our direct current and radio frequency power systems refine, modify and control the raw electrical power from a utility and convert it into power that is uniform and predictable. This allows manufacturing equipment to produce, deposit or etch very thin films at an even thickness on a mass scale.

     Our digital, pressure-based, thermal-based and liquid mass flow controllers and liquid vapor delivery systems control the flow of gasses, liquid vapors and high-purity liquids for semiconductor, flat panel display and data storage applications.

     Our customers use our products in plasma-based thin-film processing equipment that is essential to the manufacture of:

•	semiconductors;

•	compact disks, DVDs and other digital storage media;

•	flat-panel computer and television screens and LCD units;

•	coatings for architectural glass and optics; and

•	industrial laser and medical applications.

     We sell spare parts and repair services worldwide through our customer service and technical support organization.

     We also manufacture a power supply used in advanced technology computer workstations.

     We market and sell our products primarily to large, original equipment manufacturers (OEMs) of semiconductor, flat panel display, data storage and other industrial thin-film manufacturing equipment. We have sold our products worldwide to more than 100 OEMs and directly to more than 500 end users. Our principal customers include:

•	Applied Materials, Inc.

•	Axcelis Technologies, Inc.

•	Guardian Industries Corp.

•	Lam Research Corporation

•	Novellus Systems, Inc.

•	Singulus Technologies AG

•	Tokyo Electron Limited

•	ULVAC Technologies, Inc.

•	The Unaxis Corporation

     Sales to customers in the semiconductor capital equipment industry comprised 58% of our sales in the nine-month period ended September 30, 2003, 71% of our sales in the nine-month period ended September 30, 2002, 62% for the year ended December 31, 2002 and 59% for the year ended December 31, 2001. We sell our products primarily through direct sales personnel to customers in the United States, Europe and Asia, and through distributors in various regions outside the United States. International sales represented 53% of our sales in the nine-month period ended September 30, 2003, 37% of our sales in the nine-month period ended September 30, 2002, 40% in the year ended December 31, 2002 and 36% in the year ended December 31, 2001, although many of our products sold domestically are placed on systems shipped overseas by our customers.

     We incorporated in Colorado in 1981 and reincorporated in Delaware in 1995. Our executive offices are located at 1625 Sharp Point Drive, Fort Collins, Colorado 80525, and our telephone number is 970-221-4670. Our website address is www.advanced-energy.com. The information contained on our website is not a prospectus and does not constitute part of this prospectus.

RISK FACTORS

     An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each type of securities we offer will contain a discussion of the risks applicable to an investment in Advanced Energy and to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or contained or incorporated by reference in this prospectus.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

     This prospectus, the prospectus supplements and the documents incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements that are other than historical information are forward-looking statements. For example, financial projections and other statements relating to our beliefs, expectations or plans are forward-looking statements, as are statements that certain actions, conditions or circumstances will continue. Forward-looking statements involve risks and uncertainties, which are difficult to predict and many of which are beyond our control. As a result, our actual results may differ materially from the results discussed in the forward-looking statements.

     Factors that could cause or contribute to such differences or prove any forward-looking statements, by hindsight, to be overly optimistic or unachievable, include the following:

•	our ability to successfully implement our cost reduction measures, including the transition of our supply base to Tier 1 Asian suppliers and the successful development of our China-based manufacturing facility;

•	our customers may not accept products manufactured at our Chinese facility;

•	our customers have strict “copy exact” requirements which may delay or prevent acceptance of lower cost components from Tier 1 Asian suppliers;

•	we may not be able to attract and retain key personnel in our Chinese facility;

•	we may incur significant costs to test and repair products manufactured in our China facility to mitigate the risk of shipping lower quality products to our customers;

•	the Chinese government may allow the yuan to float against the US dollar, which could significantly increase our operating costs;

•	disruption of our US employee base;

•	changes in economic conditions in the semiconductor and semiconductor capital equipment industries and other industries in which our customers operate;

•	declines in macroeconomic conditions;

•	the timing and nature of orders placed by our customers;

•	the introduction and customer acceptance of new products by us or our competitors;

•	changes in customers’ inventory management practices;

•	customer cancellations of previously placed orders and shipment delays;

•	costs incurred by responding to specific feature requests by customers;

•	pricing competition from our competitors;

•	cost reduction programs initiated by semiconductor manufacturers and semiconductor capital equipment manufacturers, which negatively impact our average selling price;

•	component shortages or allocations or other factors that change our levels of inventory or substantially increase our spending on inventory or result in manufacturing delays;

•	potential litigation especially regarding intellectual property;

•	our ability to attract and retain key personnel; and

•	currency exchange rate fluctuations between the several functional currencies in foreign locations in which we have operations.

     All forward-looking statements made or incorporated by reference in this prospectus and in any accompanying prospectus supplement are qualified by these cautionary statements. Forward-looking statements are made only as of the date of this prospectus or the related prospectus supplement, as applicable, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events or changes in future operating results over time.

USE OF PROCEEDS

     Unless we specify otherwise in a prospectus supplement, we intend to use the proceeds from the sales of these securities to provide funds for general corporate purposes, including the repayment or refinancing of existing indebtedness, acquisitions, investments, expansion of production capacity and capital expenditures. We may also invest the net proceeds temporarily in short-term securities until we use them for their stated purpose. We will provide in each prospectus supplement specific information about how we intend to use the net proceeds from the offering described in that prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

For the Nine
Months
	Ended	For the Years Ended
	September 30,	December 31,

	2003	2002 (2)	2001	2000 (2)	1999	1998

Ratio of earnings to fixed charges (1)	N/A	N/A	N/A	14.25x	19.64x	N/A

(1)	The ratio of earnings to fixed charges is calculated by dividing our “earnings, “ as described below, by our “fixed charges,” as described below. For the purposes of this ratio, we calculate “earnings” as our pretax income from continuing operations before fixed charges; less minority interests in income of subsidiaries (unless the subsidiary has fixed charges), minority interests in losses of subsidiaries and income or loss from equity investees. We calculate “fixed charges” by adding (a) our interest expense, (b) the amount of amortization of deferred debt issuance cost and (c) the portion of rental expense under our operating leases that we have deemed to be representative of the interest factor for these leases. Our earnings, as defined, were insufficient to cover our fixed charges by $14,547,000 for the year ended December 31, 1998; $48,820,000 for the year ended December 31, 2001; $63,692,000 for the year ended December 31, 2002; and $30,802,000 for the nine-month period ended September 30, 2003.

(2)	The calculation of our ratio of earnings to fixed charges and deficit of earnings to cover fixed charges in 2000 and 2002 has been restated to retroactively reclassify our gain on extinguishment of debt from an extraordinary item to an operating item in accordance with Statement of Financial Accounting Standards No. 145 “rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections.”

     As of the date of this prospectus, we have no preferred stock outstanding. Accordingly, no ratio of earnings to fixed charges and preferred dividends is presented in this prospectus.

DESCRIPTION OF CAPITAL STOCK

     We are authorized to issue 70,000,000 shares of common stock, $0.001 par value, and 1,000,000 shares of preferred stock, $0.001 par value. As of September 30, 2003, 32,337,127 shares of common stock were outstanding, 7,395,863 shares were reserved for issuance under our employee stock purchase plan and stock option plans, and 5,410,689 shares were reserved for issuance on conversion of our convertible notes. No shares of preferred stock are currently outstanding.

     Common Stock

     The following description of our common stock, together with the additional information we include in an applicable prospectus supplement, sets forth the material terms of the common stock that we may offer under this prospectus. You should read the prospectus supplement relating to an offering of common stock, or of securities convertible, exchangeable or exercisable for common stock, for the terms of the offering, including:

•	the number of shares of common stock offered,

•	the initial offering price and

•	market prices and dividend information

     For the complete terms of our common stock, please refer to our restated Certificate of Incorporation, as amended, and bylaws, both of which are filed as exhibits to the registration statement that includes this prospectus. The General Corporation Law of the State of Delaware, as amended, also affects the terms of our common stock.

     The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Approval of a matter submitted to the stockholders generally requires the affirmative vote of a majority of the shares being voted on that matter. The General Corporation Law of the State of Delaware imposes a greater approval requirement on certain matters that may be submitted to stockholders, such as business combinations or the sale of all or substantially all of our assets. Amendments to our restated Certificate of Incorporation relating to the personal liability of our directors or relating to the requirements applicable to amending our restated Certificate of Incorporation require the approval of the holders of at least 66-2/3% of the then outstanding voting stock. Our bylaws may be amended only with the approval of a majority of our board of directors or the holders of at least 66-2/3% of the then outstanding voting stock.

     Subject to preferences that may be applicable to any outstanding shares of preferred stock that may be issued, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by the board of directors out of funds legally available for the payment of dividends. The holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock in the event of our liquidation, dissolution or winding up. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to common stock. All outstanding shares of common stock are fully paid and non-assessable.

     Our common stock is quoted on the Nasdaq National Market under the symbol “AEIS.” The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

     Preferred Stock

     Our board of directors has the authority, without further action by the stockholders, to issue up to 1,000,000 shares of preferred stock, in one or more series, and to fix the rights, privileges and preferences of such shares of preferred stock. The rights, privileges and preferences of any series of preferred stock likely will be greater than the rights, privileges and preferences of the common stock. The issuance of preferred stock could adversely affect the voting power of the common stock and reduce the likelihood that the common stockholders will receive dividends or payments upon liquidation of our company. An issuance of preferred stock also may have the effect of delaying, deterring or preventing a change in control of the company. We currently have no plans to issue any shares of preferred stock.

     Anti-takeover Effects of Section 203 of the Delaware General Corporation Law

     We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with an “interested stockholder” for a period of three years following the date that the stockholder became an interested stockholder, subject to specified exceptions.

     Section 203 defines an “interested stockholder” as any entity or person who:

•	beneficially owns 15% or more of the outstanding voting stock of the corporation;

•	beneficially owned 15% or more of the outstanding voting stock of the corporation at anytime within the prior three years; or

•	is affiliated with, controls or is controlled by a person or entity having either of the stockholders described above.

     Section 203 does not prohibit a business combination with an interested stockholder, if:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and also officers and by excluding employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

     Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

DESCRIPTION OF DEBT SECURITIES

     We might use this prospectus to offer one or more series of debt securities. The debt securities we offer might constitute senior debt or subordinated debt, they might be secured or unsecured and they might be convertible into common stock or other securities. The particular terms of any series of debt securities we offer, which might differ from the general terms set forth below, will be described in a prospectus supplement relating to that series.

     We expect that any debt securities we offer will be issued under an indenture, the form of which is filed as an exhibit to the registration statement that includes this prospectus. The indenture actually used to issue any of our debt securities might contain terms different from or in addition to those set forth in the form of indenture. This description of our debt securities, as supplemented by the description in the applicable prospectus supplement, is only a summary of the material terms of our debt securities. You should read the applicable indenture carefully because it, and not this description, will determine your rights as a holder of the debt securities.

     Information You Will Find in the Prospectus Supplement

     The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include, to the extent applicable:

•	the title and form of the debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	the date or dates on which we must repay the principal;

•	the rate or rates at which the debt securities will bear interest, if any; the date or dates from which interest will accrue; and the dates on which we must pay interest;

•	the duration and terms of any right to extend interest payment periods;

•	whether the debt securities are secured or guaranteed and, if so, the terms on which they will be secured or guaranteed;

•	whether the debt securities are convertible into, or exchangeable for, shares of our common stock or other securities and, if so, the terms on which the debt securities may be converted or exchanged;

•	whether the debt securities will constitute subordinated debt and, if so, the subordination provisions that will apply;

•	the manner in which, and the place or places where, we will pay the principal and any premium or interest on the debt securities;

•	the denominations in which we may issue the debt securities;

•	whether we may redeem the debt securities and, if so, the terms and conditions under which we may do so;

•	any obligation we may have to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•	the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•	whether the debt securities are defeasible and the terms of any such defeasance;

•	the identity of any trustee, authenticating or paying agent, transfer agent or registrar of the debt securities.

     We may sell the debt securities at a substantial discount below their stated principal amount. We will describe the U.S. Federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default.

     Subordination of Debt Securities

     Unless the prospectus supplement indicates otherwise, the debt securities we issue under this prospectus will be subordinate and junior in right of payment to our “senior indebtedness.” Senior indebtedness will include our obligations, as well as obligations of others that we guarantee or assume, for borrowed money or evidenced by bonds, debentures, notes or other similar instruments. Our senior indebtedness currently includes two series of convertible notes. As of September 30, 2003, the aggregate principal amount of indebtedness evidenced by our convertible notes was $187,718,000. If we use this prospectus to offer subordinated debt securities, the applicable prospectus supplement will provide information as to our senior indebtedness as of a date no earlier than the end of the preceding fiscal quarter.

     Our subsidiaries will have no direct obligation to pay amounts due on the debt securities, unless the prospectus supplement indicates otherwise. Any debt securities we issue under this prospectus, therefore, will be effectively subordinated to all existing and future indebtedness and other liabilities of our subsidiaries.

     The holders of senior indebtedness generally are entitled to receive payment of the full amount unpaid on such senior indebtedness before the holders of any subordinated debt securities are entitled to receive any payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities upon the occurrence of certain events, including:

•	any insolvency, bankruptcy, receivership, liquidation, dissolution, reorganization or other similar proceeding which concern us or a substantial part of our property;

•	any default on the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness;

•	any other default on senior indebtedness occurs and the maturity of such senior indebtedness is accelerated in accordance with its terms, and unless either (a) such default shall have been cured or waived and any such acceleration shall have been rescinded or (b) such senior indebtedness shall have been paid in full; and

•	the principal of, and accrued interest on any series of the subordinated debt securities having been declared due and payable upon an event of default contained in the prospectus supplement.

     Interest Rate

     Debt securities that bear interest will do so at a fixed rate or a floating rate. We may sell, at a discount below the stated principal amount, any debt securities which bear no interest or which bear interest at a rate that at the time of issuance is below the prevailing market rate. The relevant prospectus supplement will describe the special U.S. Federal income tax considerations applicable to:

•	any discounted debt securities; and

•	any debt securities issued at par which are treated as having been issued at a discount for U.S. Federal income tax purposes.

     Global Securities

     The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

     No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

•	the depositary is unwilling or unable to continue as depositary; or

•	the depository is no longer in good standing under the Exchange Act or other applicable statute or regulation.

     The depositary will determine how all securities issued in exchange for a global security will be registered.

     As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payment of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

     Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

     The policies and procedures of the depositary may govern payments, transfers, exchanges and other matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

     Payment and Paying Agents

     Unless the prospectus supplement indicates otherwise, we will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

     Unless the prospectus supplement indicates otherwise, we will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

     Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

     The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

     Consolidation, Merger and Sale of Assets

     We may not consolidate with or merge into any other entity or convey, transfer, sell or lease our properties and assets substantially as an entirety to any entity other than to one or more of our subsidiaries, and we may not permit any entity to consolidate with or merge into us or convey, transfer, sell or lease the entity’s properties and assets substantially as an entirety to us unless:

•	the entity formed by the consolidation or into or with which we are merged or the entity to which our properties and assets are so conveyed, transferred, sold or leased, shall be a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States, any State within the United States or the District of Columbia and, if we are not the surviving entity, the surviving entity assumes the payment of the principal of, premium, if any, and interest on the notes and the performance of our other covenants under the indenture;

•	immediately after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, will have occurred and be continuing; and

•	we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

     Events of Default

     Unless otherwise indicated in the applicable prospectus supplement, the following will be events of default under the indenture with respect to each series of debt securities issued under the indenture:

•	failure to pay when due any interest on any debt security of that series, continued for 30 days;

•	failure to pay when due principal of, or premium, if any, on, any debt security of that series;

•	default in the payment of any sinking fund installment with respect to any debt security of that series when due and payable;

•	failure to comply with the restrictive covenant prohibiting us from engaging in certain consolidations, mergers, or transfers of all or substantially all of our assets;

•	failure to perform any other covenant or agreement of ours under the indenture or the supplemental indenture with respect to that series or the debt securities of that series, continued for 60 days after written notice to us by the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series to which the covenant or agreement relates;

•	certain events of bankruptcy, insolvency or similar proceedings affecting us; and

•	any other event of default specified in any supplemental indenture under which such series of debt securities are issued.

     Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if any event of default shall occur and be continuing with respect to any series of debt securities under the indenture, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series. Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series shall be immediately due and payable.

     After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of each affected series of debt securities may waive all defaults with respect to such series and rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured, waived or otherwise remedied.

     No holder of any debt securities will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•	the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

•	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

•	the trustee has not received a direction inconsistent with the request within a specified number of days.

     However, these limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, or interest on such debt security on or after the due dates expressed in the debt security.

     Modification and Waiver

     We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

     In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

•	change the fixed maturity of the principal of, or any installment of interest on, any debt securities;

•	reduce the principal amount of any debt securities or the rate of interest on any debt securities;

•	change the currency in which any debt securities are payable;

•	release any security interest that may have been granted with respect to such debt securities;

•	impair the right of the holders to conduct a proceeding for any remedy available to the trustee;

•	reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment or supplemental indenture;

•	modify the ranking or priority of the debt securities;

•	reduce any premium payable upon the redemption of any debt securities or change the time at which any debt security may be redeemed; or

•	make any change that adversely affects the relative rights of holders of subordinated debt securities with respect to senior debt securities.

     Except in certain limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In certain limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

     Defeasance

     To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of certain restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

•	to maintain a registrar and paying agents and hold moneys for payment in trust;

•	to register the transfer or exchange of the notes; and

•	to replace mutilated, destroyed, lost or stolen notes.

     In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

     We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

     To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

•	no event of default shall have occurred or be continuing;

•	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

•	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

•	we satisfy other customary conditions precedent described in the applicable indenture.

     Governing Law

     The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, United States of America.

PLAN OF DISTRIBUTION

     We may sell the securities described in this prospectus directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of these methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of those securities, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to us, any underwriting discounts and other items constituting underwriters’ compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

     If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

     If dealers are used in an offering, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

     The securities may be sold directly by us or through agents we designate from time to time at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

     Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the securities described therein. In addition, we may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof.

     Underwriters, dealers and agents may be entitled to indemnification by us against specific civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, under underwriting or other agreements. The terms of any indemnification provisions will be set forth in a prospectus supplement.

     If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of such contracts.

     Each series of securities will be a new issue of securities and will have no established trading market, other than our common stock. Any common stock sold pursuant to a prospectus supplement will be eligible for quotation and trading on the Nasdaq National Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange or eligible for quotation and trading on the Nasdaq National Market.

LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for us by Hogan & Hartson L.L.P., Los Angeles, California.

EXPERTS

     The consolidated financial statements and schedule of Advanced Energy Industries, Inc. as of December 31, 2002 and for the year then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Advanced Energy as of December 31, 2001 and for each of the two years in the period ended December 31, 2001 appearing in Advanced Energy Industries, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Arthur Andersen LLP, independent auditors, as set forth in their report thereon, a copy of which in included therein and incorporated herein by reference. The report of Arthur Andersen LLP has not been reissued because Arthur Andersen LLP has ceased operations. These consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     Because we have not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen LLP to our naming it in this prospectus as having certified our financial statements for the two years ended December 31, 2001, as required by Section 7 of the Securities Act, we have not filed their consent in reliance on Rule 437a promulgated under the Securities Act. Consequently, your ability to assert claims against Arthur Andersen LLP will be limited. In particular, because of this lack of consent, you will not be able to sue Arthur Andersen LLP under Section 11(a) of the Securities Act for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated in those financial statements. Therefore, your right of recovery under that section will be limited.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information filed by us at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Our SEC filings are also available, free of charge, at the SEC’s web site at http://www.sec.gov and at our web site at http://www.advanced-energy.com. In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 “K” Street, Washington, D.C. 20006.

     We have filed with the SEC a registration statement on Form S-3 under the Securities Act in connection with this prospectus. This prospectus does not contain all of the information set forth in the registration statement. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information you should refer to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, you should refer to the copy of such contract or document filed as an exhibit to or incorporated by reference in the registration statement. Each statement as to the contents of such contract or document is qualified in all respects by such reference. You may obtain copies of the registration statement from the SEC’s principal office in Washington, D.C. upon payment of the fee prescribed by the SEC, or you may examine the registration statements without charge at the offices of the SEC or via the SEC’s website as described above.

INCORPORATION BY REFERENCE

     The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically supercede information in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnishing information under Item 9 or 12 of Form 8-K, unless otherwise indicated therein) until the offering of our securities under this registration statement is completed or withdrawn:

•	our Annual report on Form 10-K for the year ended December 31, 2002, including those portions incorporated by reference therein of our definitive proxy material on Schedule 14A as filed with the SEC on April 11, 2003;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;

•	our Current Report on Form 8-K filed on May 16, 2003; and

•	the description of our common stock contained in our registration statement on Form 8-A, filed on October 12, 1995, including any amendment or reports filed for the purpose of updating such description.

     Our current reports on Form 8-K dated April 23, 2003, July 24, 2003 and October 16, 2003, which furnished information relating to our quarterly earnings, are not incorporated by reference in this prospectus.

     We will provide a copy of the documents we incorporate by reference at no cost to any person who receives this prospectus. To request a copy of any or all of these documents, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, you should write or call us at:

Advanced Energy Industries, Inc.
1625 Sharp Point Drive
Fort Collins, CO 80525
Attention: Investor Relations
970-221-4670

     Documents incorporated by reference in this prospectus, may also be found on our website at www.advanced-energy.com. Information contained on our website is not a prospectus and does not constitute part of this prospectus.

ADVANCED ENERGY INDUSTRIES, INC.

$250,000,000
Common Stock
Debt Securities

     You should rely only on the information contained in this prospectus, any prospectus supplement or any document to which we have referred you. We have not authorized anyone else to provide you with information that is different. This prospectus and any prospectus supplement may be used only where it is legal to sell these securities. The information in this prospectus or any prospectus supplement is current only as of the date on the front of these documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses we expect to incur in connection with the offerings described in this registration statement, other than underwriting discounts and commissions. All of the following costs and expenses are estimates, other than the SEC Registration Fee.

SEC Registration Fee		$20,225
Accounting Fees and Expenses		100,000
Printing Expenses		50,000
Legal Fees and Expenses		*
Miscellaneous		*

TOTAL	$	*

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by the Delaware General Corporation Law (“DGCL”), Advanced Energy’s Restated Certificate of Incorporation, as amended (the “AE Certificate”), provides that no director shall be personally liable to Advanced Energy or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the duty of loyalty to Advanced Energy or its stockholders; (ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. While the AE Certificate provides protection from awards for monetary damages for breaches of fiduciary duty, it does not eliminate the director’s duty of care. Accordingly, the AE Certificate will not affect the availability of equitable remedies, such as an injunction, based on a director’s breach of the duty of care. The provisions of the AE Certificate described above apply to officers of Advanced Energy only if they are directors of Advanced Energy and are acting in their capacity as directors, and does not apply to officers of Advanced Energy who are not directors.

     In addition, Advanced Energy’s Bylaws provide that Advanced Energy shall indemnify its Executive Officers (as defined in Rule 3b-7 promulgated under the Exchange Act) and directors, and any employee who serves as an Executive Officer or director of any corporation at Advanced Energy’s request, to the fullest extent permitted under and in accordance with the DGCL; provided, however, that Advanced Energy may modify the extent of such indemnification by individual contracts with its Executive Officers and directors; and, provided further, that Advanced Energy shall not be required to indemnify any Executive Officer or director in connection with any proceeding (or part thereof) initiated by such person unless: (i) such indemnification is expressly required to be made by law; (ii) the proceeding was authorized by the directors of Advanced Energy; (iii) such indemnification is provided by Advanced Energy in its sole discretion, pursuant to the powers vested in Advanced Energy under the DGCL; or (iv) such indemnification is required to be made under Article XI, Section 43, Subsection (d) of Advanced Energy’s Bylaws. Under the DGCL, directors and officers as well as employees and individuals may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Advanced Energy maintains a policy of directors’ and officers’ liability insurance that insures Advanced Energy’s directors and officers against the costs of defense, settlement or payment of a judgment under certain circumstances.

ITEM 16. EXHIBITS

1.1	Form of Underwriting Agreement (1)
3.1	Restated Certificate of Incorporation, as amended, of Advanced Energy Industries, Inc. (2)
3.2	Bylaws of Advanced Energy Industries, Inc. (3)
4.1	Form of Indenture
4.2	Form of Debt Security (1)
4.3	Form of Common Stock Certificate (3)
5.1	Opinion of Hogan & Hartson L.L.P.
12.1	Statement re Computation of Ratios
23.1	Consent of KPMG LLP
23.2	Consent of Arthur Andersen LLP (omitted pursuant to Rule 437a of the Securities Act of 1933)
23.3	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page to this Registration Statement)
25.1	Statement of Eligibility of Trustee (1)

(1)	To be filed by an amendment to this registration statement or by a Current Report on Form 8-K.

(2)	Incorporated by reference to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (File No. 000-26966)

(3)	Incorporated by reference to our registration statement on Form S-1 (File No. 33-97188), filed September 20, 1995.

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

\

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Larimer, State of Colorado on November 14, 2003

ADVANCED ENERGY INDUSTRIES, INC.

By: /s/ Douglas S. Schatz

Douglas S. Schatz
Chief Executive Officer, President and
Chairman of the Board

POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Douglas S. Schatz and Michael El-Hillow, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, and in connection with any registration of additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to sign any abbreviated registration statements and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, in each case, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Douglas S. Schatz
	Chief Executive Officer, President	November 14, 2003
Douglas S. Schatz	and Chairman of the Board
(Principal Executive Officer)

/s/ Michael El-Hillow	Executive Vice President and Chief	November 14, 2003
Financial Officer (Principal Financial
Michael El-Hillow	Officer and Principal Accounting
Officer)

/s/ Richard P. Beck	Director	November 14, 2003

Richard P. Beck

/s/ Trung Doan	Director	November 14, 2003

Trung Doan

/s/ Arthur A. Noeth	Director	November 14, 2003

Arthur A. Noeth

/s/ Elwood Spedden	Director	November 14, 2003

Elwood Spedden

/s/ Gerald Starek	Director	November 14, 2003

Gerald Starek

EXHIBIT INDEX

1.1	Form of Underwriting Agreement (1)
3.1	Restated Certificate of Incorporation, as amended, of Advanced Energy Industries, Inc. (2)
3.2	Bylaws of Advanced Energy Industries, Inc. (3)
4.1	Form of Indenture
4.2	Form of Debt Security (1)
4.3	Form of Common Stock Certificate (3)
5.1	Opinion of Hogan & Hartson L.L.P.
12.1	Statement re Computation of Ratios
23.1	Consent of KPMG LLP
23.2	Consent of Arthur Andersen LLP (omitted pursuant to Rule 437a of the Securities Act of 1933)
23.3	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page to this Registration Statement)
25.1	Statement of Eligibility of Trustee (1)

(1)	To be filed by an amendment to this registration statement or by a Current Report on Form 8-K.

(2)	Incorporated by reference to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (File No. 000-26966)

(3)	Incorporated by reference to our registration statement on Form S-1 (File No. 33-97188), filed September 20, 1995.